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Exhibit 99.1

VOTE BY INTERNET—[ ]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. New York City time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
TGC Industries, Inc. 101 East Park Blvd, Suite 955 Plano, Texas 75074
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—[ ]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. New York City time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [ ].

FORM OF PROXY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

1.	Proposal to approve the issuance of shares of TGC Industries, Inc. (TGC) common stock pursuant to the Agreement and Plan of Merger, dated October 8, 2014, among TGC, Dawson Geophysical Company (Dawson) and Riptide Acquisition Corp., a direct, wholly owned subsidiary of TGC, as may be amended from time to time, pursuant to which Riptide Acquisition Corp. will be merged with and into Dawson, with Dawson surviving and becoming a direct, wholly owned subsidiary of TGC.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
	Proposal to approve an amendment to TGC's amended and restated certificate of formation to effectuate a 1-for-3 reverse stock split with respect to TGC common stock to take effect immediately prior to the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal to approve an amendment to TGC's amended and restated certificate of formation to change TGC's name to "Dawson Geophysical Company" immediately prior to the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.
	Proposal to approve adjournments of the Dawson special meeting, if necessary or appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt the foregoing Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

        NOTE:    The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of the Company for the Special Meeting to be held on [            ]. Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc., should give full title as such. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. If any other matters properly come before the meeting, the persons name in this proxy will vote in their discretion.

        For address change/comments, mark here.        ☐

        (see reverse for instructions)

        Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:    The Prospectus, Notice & Proxy Statement is/are available at [                        ].

 TGC INDUSTRIES, INC.
Special Meeting of Shareholders
[            ] 8:00 AM
This proxy is solicited on behalf of the Board of Directors

        The shareholder(s) hereby appoint(s) Wayne A. Whitener and James K. Brata, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TGC Industries, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 8:00 A.M., Central Time on [            ], 2323 Victory Ave., Suite 700, Dallas, Texas, and any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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  Exhibit 99.1
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
  The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.
TGC INDUSTRIES, INC. Special Meeting of Shareholders [ ] 8:00 AM This proxy is solicited on behalf of the Board of Directors
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED REPLY ENVELOPE
  Address change/comments
Continued and to be signed on reverse side